                  REGISTRATION RIGHTS AGREEMENT


          This REGISTRATION RIGHTS AGREEMENT (hereinafter
"Agreement") is made and entered into, as of the date below written, by and between CASCADE CORPORATION, a Oregon corporation with its principal offices located at 2020 S.W. Fourth Avenue, Suite 600, Portland Oregon 97201-4998, facsimile number (503) 274-1705 (hereinafter
"Company"); and COUPHAR LTD., an Ontario corporation with its principal offices located at 27 Fox Run Drive, R.R. #3, Guelph, Ontario N1H 6H9, facsimile number (519) 823-2856 (hereinafter "Recipient").

                         R E C I T A L S

          WHEREAS, Couphar Ltd., Balyrobe Ltd., 879185 Ontario Inc.,
James E. Britton in trust, Penfund Partners and Company, Limited Partnership, Bantor & Company, W.J. Harrison Holdings, Ltd. and W.J. Harrison have entered into a Share Purchase Agreement, dated of even date herewith, with Cascade (Canada) Holdings, Inc. (hereinafter "Cascade Canada") and the Company, pursuant to which the former have agreed to sell to Cascade Canada, and Cascade Canada has agreed to purchase, all of the issued and outstanding shares of Kenhar Corporation (hereinafter "Share Purchase Agreement");

          WHEREAS, pursuant to the Share Purchase Agreement, the Recipient has received One Million One Hundred Thousand (1,100,000) Exchangeable Shares in the share capital of Cascade Canada, as partial consideration for the Recipient's sale of its shares of Kenhar Corporation;

          WHEREAS, pursuant to an agreement by and between the Company, Cascade Canada and the Recipient, dated of even date herewith (hereinafter "Exchange Agreement"), the Recipient has the right to exchange the Exchangeable Shares for share of common stock of the Company and, in certain circumstances, to receive additional shares of such common stock; and

          WHEREAS, pursuant to the Share Purchase Agreement, it is a condition precedent to the obligations of the Recipient to sell to its shares of Kenhar Corporation that the parties hereto execute and deliver this Agreement, pursuant to which the Company provides certain registration rights with respect to the common stock of the Company issued or issuable upon exchange of the Exchangeable Shares, as that term is defined in the Share Purchase Agreement;

          NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and conditions set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Definitions and References. For purposes of this Agreement, in addition to the definitions set forth above and elsewhere herein, the following terms shall have the following meanings:

               a. The term "Affiliate" shall have the meaning specified in Rule 144(a)(1) under the Securities Act.

               b.   The term "Commission" shall mean the U.S.
Securities and Exchange Commission and any successor agency.

               c. The term "Common Stock" shall mean the common stock of the Company.

               d. The term "Couphar" shall mean the Recipient and any Permitted Transferee collectively; provided, however, that the Recipient or such Permitted Transferee shall then own Registrable Stock.

               e. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               f. The term "Executive Officer" shall have the meaning specified in Rule 3b-7 under the Exchange Act.

               g.   The term "Harrison" shall mean Mr. W.J. Harrison.

               h. The term "No-Action Letter" shall mean a letter issued by the Commission, in form and substance reasonably acceptable to counsel for Couphar, permitting Couphar to tack, in whole or in part, the holding period for its Exchangeable Shares to that of its shares of Common Stock received or to be received upon exchange of the Exchangeable Shares, for purposes of determining the holding period required by Rule 144(d) under the Securities Act.

               i. The term "Permitted Transferee" shall mean any Person to whom the Exchangeable Shares may be transferred pursuant to the provisions of the Refusal Agreement of even date herewith by and between the Recipient and the Company.

               j. The term "Permitted Underwriter" shall mean the underwriter or underwriters selected by Couphar pursuant to Section 3(b) herein.

               k. The term "Person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated organization or association or other entity, including any governmental entity.

               l. The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

               m. The term "Registrable Stock" shall mean (i) any Common Stock issued or issuable upon exchange of the Exchangeable Shares, (ii) any equity securities issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Common Stock referred to in clause (i) above, and (iii) any equity securities issued by way of any stock split of, recapitalization, reorganization or similar event with respect to any Common Stock or equity securities referred to in clauses (i) or (ii) above. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (A) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (B) such Registrable Stock is sold pursuant to Rule 144 under the Securities Act, (C) such Registrable Stock has been otherwise transferred, no stop transfer order affecting such stock is in effect and the Company has delivered new certificates or other evidences of ownership for such Registrable Stock not bearing any legend indicating that such shares have not been registered under the Securities Act, or (D) such Registrable Stock is sold by a Person in a transaction in which the rights under the provisions of this Agreement are not assignable or are not assigned.

               n. The number of shares of "Registrable Stock then outstanding" as of any time shall be equal to (i) the number of shares of Common Stock then outstanding which are Registrable Stock, plus (ii) the number of shares of Registrable Stock issuable upon exchange of the Exchangeable Shares then outstanding, plus (iii) the number of shares of Registrable Stock issuable pursuant to the then exercisable or convertible warrants, rights, options or convertible securities referred to in clauses
(ii) and (iii) of Section 1(l) herein.

               o. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

References in this Agreement to any rules, regulations or forms promulgated by the Commission shall include rules, regulations and forms succeeding to the functions thereof, whether or not bearing the same designation.

          2. No-Action Letter. After May 13, 1997, the Company shall promptly, and at its own expense, prepare and file with the Commission, on its own behalf an on behalf of the Recipient, a request (and any amendment or supplement thereto requested by the Commission) that the Commission issue the No-Action Letter. The Company shall use its best efforts to effect such issuance. The Recipient shall cooperate with the Company with respect thereto and shall use its best efforts to assist the Company in obtaining the No-Action Letter, including (if so required by the Commission) restructuring its equity ownership in Cascade Canada to eliminate any voting rights that it might have therein, but excluding undertaking any action that might accelerate the recognition of income or gain for Canadian capital gains tax purposes with respect to or in connection with the Exchangeable Shares or the Registrable Stock.

          3. Demand Registration. Subject to the limitations contained in Section 5 herein:

               a. At any time, and from time to time, on or after the eight (8) month anniversary date of the date of execution of this Agreement, and until otherwise terminated pursuant to this Agreement, Couphar shall have the right to make a written request to the Company (specifying that it is being made pursuant to this Section 3) that the Company file a registration statement under the Securities Act covering the registration of Registrable Stock; provided, however, that:

                    i. The distribution of the Registerable Stock covered by such request shall be effected pursuant to Rule 415 under the Securities Act (i.e., a shelf registration), unless the distribution is effected by means of an underwritten offering in accordance with, and subject to the limitations of, Section 3(b) herein in which case the registration may be, at Couphar's reasonable election, effected pursuant to Rule 415 but is not to required to be so effected;

                    ii. If the distribution of the Registrable Stock covered by such request is to be effected pursuant to Rule 415 under the Securities Act, then the total number of shares of Registrable Stock covered by such request shall not exceed an amount that Couphar, at the time that the registration statement becomes effective, reasonably expects to offer and sell within two (2) years from the initial effective date of the registration;

                    iii. The distribution of the Registrable Stock covered by such request shall not be effected by means of an underwritten offering, except as otherwise provided in Section 3(b) herein; and

                    iv. If both (A) Harrison is an Affiliate of the Company at the time that the registration statement becomes effective, and
(B) the distribution of the Registrable Stock covered by such request is not being effected by means of an underwritten offering, then the distribution of the Registrable Stock covered by such request shall comply with the volume limitations of Rule 144(e) under the Securities Act.

Upon receipt of such request, the Company shall use its best efforts to cause to be registered under the Securities Act, within sixty (60) days after the Company has received such request, all Registrable Stock that Couphar has requested to be registered, subject to the above-described limitations.

               b. In the event that Harrison were to cease to be an Affiliate of the Company, Couphar shall thereafter have the right to have the Registrable Stock covered by a request described in Section 3(a) herein distributed by means of an underwritten offering; provided, however, that the Company is required to effect no more than one (1) registration by means of an underwritten offering. If pursuant thereto Couphar intends to so distribute the Registrable Stock covered by such a request by means of an underwritten offering, it shall so advise the Company as a part of the request pursuant to
Section 3(a) herein. In such event, a Permitted Transferee's right to include its Registrable Stock in such registration shall be conditioned upon such Permitted Transferee's participation in such underwritten offering and the inclusion of its Registrable Stock in the underwritten offering to the extent provided in this Section 3. Furthermore, in such event, Couphar shall enter into an underwriting agreement in customary form with the Permitted Underwriter. Such Permitted Underwriter shall be selected by Couphar and shall be subject to the written approval of the Company, which approval shall not be unreasonably withheld; provided, however, that all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Permitted Underwriter shall also be made to and for the benefit of Couphar and that any or all of the conditions precedent to the obligations of such Permitted Underwriter under such underwriting agreement shall be conditions precedent to the obligations of Couphar; and provided further that Couphar shall not be required to make any representations or warranties to or agreements with the Company or any Permitted Underwriter other than representations, warranties or agreements regarding Couphar, the Registrable Stock and Couphar's intended method of distribution and any other representation required by law or reasonably required by any Permitted Underwriter.

               c. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be required to effect a registration pursuant to this Section 3 during the period starting with the fourteenth
(14th) day immediately preceding the date of anticipated filing by the Company of, and ending on a date ninety (90) days following the effective date of, a registration statement pertaining to a public offering of securities for the account of the Company; provided, however, that the Company shall actively employ in good faith all reasonable efforts to cause such registration statement to become effective; and provided further that the Company's estimate of the date of filing such registration statement shall be made in good faith.

               d. Except as otherwise provided in this Agreement, the Company shall be obligated to effect an unlimited number of registrations pursuant to this Section 3; provided, however, that:

                    i. The Company shall not be required to effect more than one (1) registration statement pursuant to this Section 3 within any twelve (12) month period;

                    ii. The Company shall not be required to effect more than one (1) registration statement distributing the Registrable Stock by means of an underwritten public offering, as further described in Section 3(b) herein;

                    iii. A registration requested pursuant to this Section 3 shall not be deemed to have been effected by the Company for purposes of
Section 3(b) or Section 3(d) herein unless (A) it has been declared effective by the Commission, (B) it has remained effective for the period set forth in Section 6(a)(ii) herein, (C) the offering of Registrable Stock pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the Commission (other than any such action prompted by any act or omission of Couphar), and (D) no limitation of the number of shares of Registrable Stock to be underwritten has been required in good faith in writing by the Permitted Underwriter due to marketing factors, provided that in the case of any such limitation, Couphar shall so advise the Company (including the delivery to the Company of said written opinion of the Permitted Underwriter) and shall have the right to have the Company effect one (1) additional underwritten registration pursuant to Section 3(b) herein solely with regard to the number of shares of Registrable Stock so limited; and

                    iv. In the event that the No-Action Letter has been issued, (A) the Company shall not be obligated to effect any further registrations pursuant to this Section 3 subsequent to the later of (I) the date of such issuance, or (II) the one (1) year anniversary date of the commencement of Couphar's holding period for the Exchangeable Shares that may be tacked to that of its shares of Common Stock received or to be received upon exchange of the Exchangeable Shares, for purposes of determining the holding period required by Rule 144(d) under the Securities
Act; and (B) subsequent to the later of said dates, the Company shall remove from registration (by means of a post-effective amendment or otherwise) any unsold Registrable Stock covered by any then pending registration statement effected pursuant to this Section 3.

          4. Piggy-Back Registration. Subject to the limitations contained in Section 5 herein, if at any time the Company determines that it shall file a registration statement under the Securities Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders) on any form that would also permit the registration of the Registrable Stock and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of its common stock to be sold for cash, the Company shall each such time promptly give Couphar written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than forty (40) days from the date of such notice, and advising Couphar of its right to have Registrable Stock included in such registration. Upon the written request of Couphar received by the Company no later than twenty (20) days after the date of the Company's notice, the Company shall use its best efforts to cause to be registered under the Securities Act all of the Registrable Stock that Couphar has so requested to be registered. If, in the written opinion of the managing underwriter or underwriters (or, in the case of a non-underwritten offering, in the written opinion of the placement agent, or if there is none, the Company), the total amount of such securities to be so registered, including such Registrable Stock, shall exceed the maximum amount of the Company's securities that can be marketed (a) at a price reasonably related to the then current market value of such securities, or (b) without otherwise materially and adversely affecting the entire offering, then the amount of Registrable Stock to be offered for the accounts of Couphar shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the recommended amount; provided, however, that if securities are being offered for the account of other Persons as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by Couphar than the fraction of similar reductions imposed on such other Persons other than the Company over the amount of securities they intended to offer.

          5. Limitations on Registration Rights. Notwithstanding any other provision of this Agreement to the contrary:

               a. The Company shall not be obligated to register any Registrable Stock pursuant to Section 3 or Section 4 herein if, in the opinion of counsel for the Company reasonably satisfactory to counsel for Couphar, the sale or other disposition, in the manner proposed by Couphar, may be effected without registering such Registrable Stock under the Securities Act;

               b. The Company shall not be required to register any Registrable Stock pursuant to Section 3 or Section 4 herein that are not "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act; and

               c. The Company shall not be required to effect the registration, pursuant to Section 3 or 4 herein, of any Registrable Stock whose distribution would be in breach of the Refusal Agreement by and between the Company and the Recipient, dated of even date herewith.

          6.   Obligations of the Parties.

               a. Company. Whenever required under Section 3 herein to use its best efforts to effect the registration of any Registrable Stock, the Company shall promptly:

                    i. Prepare and file with the Commission, not later than sixty (60) days after receipt of a request to file a registration statement with respect to such Registrable Stock, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such issue of Registrable Stock in accordance with the intended method of distribution thereof, and use such best efforts to cause such registration statement to become effective as promptly as reasonably practicable thereafter; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (A) furnish to one counsel selected by Couphar copies of all such documents proposed to be filed, and (B) notify Couphar of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                    ii. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period commencing on the effective date of such registration statement and continuing until the earliest to occur of (A) such registration shall have become effective under the Securities Act and all of the Registrable Stock covered thereby shall have been disposed of pursuant to such registration statement, (B) all of the Registrable Stock covered by such Registration Statement shall have been distributed or be eligible for distribution without any restrictions under the Securities Act (including any volume restrictions imposed upon Affiliates under Rule 144 or the Securities
Act); or (C) all of the Registrable Stock covered by such registration statement shall have ceased to be outstanding; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                    iii. Furnish to Couphar and any Permitted
Underwriter copies of such registration statement as filed and each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as Couphar may reasonably request in order to facilitate the disposition of the Registrable Stock owned by thereby.

                    iv. Use its best efforts to register or qualify such Registrable Stock under such other securities or blue sky laws of such jurisdictions within the United States as Couphar or any Permitted
Underwriter reasonably requests, and do any and all other acts which may be reasonably necessary or advisable to enable Couphar to consummate the disposition in such jurisdictions within the United States of the Registrable Stock owned thereby; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (iv), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction;

                    v.   Use its best efforts to cause the Registrable
Stock covered by such registration statement to be registered with or approved by such other governmental agencies or other authorities within the United States as may be necessary by virtue of the business and operations of the Company to enable Couphar to consummate the disposition of such Registrable Stock;

                    vi. Notify Couphar and any Permitted Underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act (even if such time is after the period referred to in Section 6(a)(ii) herein), of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading;

                    vii. Make available for inspection by Couphar, any Permitted Underwriter and any attorney, accountant or other agent retained by Couphar or any Permitted Underwriter (hereinafter collectively "Inspectors") all financial and other records, pertinent corporate documents and properties of the Company (hereinafter collectively "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector, as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection with such registration statement. The disclosure of Records or other information that the Company determines, in good faith, to be confidential shall be conditioned upon the Inspectors entering into a reasonably satisfactory written agreement that such Records or other information shall not be disclosed by the Inspectors unless (A) the disclosure of such Records or other information is necessary in the opinion of counsel for the Company to avoid or correct a misstatement or omission in the registration statement, or (B) the release of such Records or other information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Couphar shall, upon learning that disclosure of such Records or other information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records or other information deemed confidential;

                    viii. Furnish at the request of Couphar upon a requested registration of Registerable Stock pursuant to Section 3 herein, on the date that such shares of Registrable Stock are delivered to any Permitted Underwriter for sale pursuant to such registration or, if such Registrable Stock is not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Stock becomes effective,
(A) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purposes of such registration, addressed to the Permitted Underwriter, if any, and if such Registrable Stock is not being sold through underwriters, then to Couphar, as to such matters as such Permitted Underwriter or Couphar, as the case may be, may reasonably request and as would be customary in such a transaction; and (B) a letter, dated such date, from the independent certified public accountants of the Company, addressed to the Permitted Underwriter, if any, and if such Registrable Stock is not being sold through underwriters, then to Couphar and, if such accountants refuse to deliver such letter to Couphar, then to the Company (I) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and (II) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Couphar or any Permitted Underwriter may reasonably request and as would be customary in such a transaction;

                    ix. Enter into customary agreements (including, if the method of distribution is by a Permitted Underwriter, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statement;

                    x. Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the registration statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

                    xi.  Use its best efforts to cause all such
Registrable Stock to be listed on the New York Stock Exchange and/or any other securities exchange on which similar securities issued by the Company are then listed, or traded on the National Association of Securities Dealers Automated Quotations System, if such listing or trading is then permitted under the rules of such exchange or system, respectively.

               b.   Couphar.

                    i.   The Company may require Couphar as to
which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Stock as the Company may from time to time reasonably request in writing.

                    ii. Couphar agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a) (vi) herein, Couphar shall forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until Couphar's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(vi) herein, and, if so directed by the Company, Couphar shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in Couphar's possession, of the prospectus covering such Registrable Stock current at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 6(a)(ii) herein) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(a)(vi) herein to and including the date when Couphar shall have received the copies of the supplemented or amended prospectus contemplated by Section 6(a)(vi) herein.

          7.   Holdback Agreement.

               a. Restrictions on Public Sale by Couphar. To the extent not inconsistent with applicable law, Couphar agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to, and during the ninety (90) day period beginning on, the effective date of such registration statement (except as part of the registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

               b.   Restrictions on Public Sale by the Company and Others.
In the event that Couphar distributes the Registrable Stock by means of an underwritten offer pursuant to Section 3(b) herein, the Company agrees (i) not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen (14) days prior to, and during the ninety (90) day period beginning on, the effective date of any registration statement in which Couphar is so participating (except as part of such registration), if and to the extent requested by the Permitted Underwriter; and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any securities similar to the Registrable Stock, or any securities convertible into or exchangeable or exercisable for such securities (other than pursuant to an effective registration statement), shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in clause
(i) above, in each case including a sale pursuant to Rule 144 under the Securities Act.

          8.   Expenses of Registration.

               a. The Company shall bear and pay all expenses incurred in connection with each registration pursuant to Section 3 herein, including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), exchange listing fees or National Association of Securities Dealers fees, messenger and delivery expenses, all fees and expenses of complying with securities or blue sky laws and fees and disbursements of counsel for the Company; provided, however, that Couphar shall bear and pay all Permitted Underwriter's, placement agents' and brokerage discounts, fees and selling commissions, stock transfer taxes, fees and disbursements for Couphar's counsel and fees and disbursements for any Permitted Underwriter's, placement agent's or broker's counsel applicable to the Registrable Stock offered for Couphar's account in connection with any registrations, filings and qualifications made pursuant to Section 3 herein.

               b. The Company shall bear and pay all expenses incurred in connection with each registration pursuant to Section 4 herein, including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), exchange listing fees or National Association of Securities Dealers fees, messenger and delivery expenses, all fees and expenses of complying with securities or blue sky laws and fees and disbursements of counsel for the Company; provided, however, that Couphar shall bear and pay all placement agent's and brokerage fees, discounts and selling commissions, stock transfer taxes, fees and disbursements for Couphar's counsel and fees and disbursements for any placement agent's broker's counsel applicable to the Registrable Stock offered for its account in connection with any registrations, filings and qualifications made pursuant to Section 4 herein.

          9.   Indemnification and Contribution.

               a.   Indemnification by the Company.

                    i. The Company shall indemnify Couphar and each of its officers, directors, shareholders and partners, its legal counsel and independent accountants, if any, each Person controlling any such Persons within the meaning of Section 15 of the Securities Act, and the Permitted Underwriter, if any, and each Person who controls any Permitted Underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction by the Company in connection with any such registration, qualification or compliance, and shall reimburse Couphar and each of its officers, directors, shareholders and partners, its legal counsel and independent accountants, and each Person controlling any such Persons, and any such Permitted Underwriter, and each Person who controls any such Permitted Underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action (and in enforcing this indemnity).

                    ii. Notwithstanding anything to the contrary in Section 9(a)(i) herein, the Company shall not be liable (A) in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by Couphar or any Permitted Underwriter and expressly intended for use in such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof;
(B) if at the time of the statement, omission or violation with respect to which indemnification is sought, Harrison was an Executive Officer, director or Affiliate of the Company; or (C) if Harrison had actual knowledge that such statement was untrue or that such omission was misleading or of such violation.

               b. Indemnification by Couphar. Couphar shall indemnify the Company and each of its officers, directors and shareholders, its legal counsel and independent accountants, each Person controlling any such Persons within the meaning of Section 15 of the Securities Act, and each underwriter, if any, of the Company's securities covered by such a registration statement, and each Person who controls any such underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company and each of its officers, directors and shareholders, its legal counsel and independent accountants, and each Person controlling any such Persons, and each underwriter, if any, of the Company's securities covered by such a registration statement, and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action (and in enforcing this indemnity), in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, other document or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by Couphar and expressly intended for use in such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof; provided, however, that the obligations of Couphar hereunder shall be limited to an amount equal to the proceeds to Couphar of Registrable Stock sold as contemplated herein.

               c. Conduct of Indemnification Proceedings. Each party entitled to indemnification under this Section 9 (hereinafter "Indemnified Party") shall give notice to the party required to provide indemnification (hereinafter "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the ability of the Indemnifying Party to defend the action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other such Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

               d.   Contribution.

                    i.   If for any reason the indemnity provided for in this
Section 9 is unavailable to, or is insufficient to hold harmless, an Indemnified Party, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other, or (B) if the allocation provided by clause (A) above is not permitted by applicable law, or provides a lesser sum to the Indemnified Party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other but also the relative fault of the Indemnifying Party and the Indemnified Party as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties; and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c) herein, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                    ii. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 9(d)(i) herein. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               e. Relative Fault. If indemnification is available under this Section 9, the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Section 9(a) and Section 9(b) herein without regard to the relative fault of said Indemnifying Party or Indemnified Party or any other equitable consideration provided for in this
Section 9.

          10. Rule 144. With a view to making available the benefits of certain rules and regulations of the Commission that at any time permit the sale of securities of the Company to the public without registration, the Company agrees to:

               a. Make, file and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

               b. File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               c. Furnish to Couphar forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and the Exchange

Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as Couphar may reasonably request in availing itself of any rule or regulation of the Commission allowing Couphar to sell any such securities without registration.

          11.  Transfer of Registration Rights.

               a. The registration rights of Couphar under this Agreement with respect to any Registerable Stock may be transferred or assigned to any Permitted Transferee of such Registrable Stock; provided, however, that such transfer may otherwise be effected in accordance with applicable securities laws; and provided further that Couphar shall give the Company written notice at or prior to the time of such transfer stating the name and address of the Permitted Transferee and identifying the securities with respect to which the rights under this Agreement are being transferred. Except as set forth in this Section 11, no transfer of Registrable Stock shall cause such Registrable Stock to lose such status.

               b. Each Permitted Transferee shall be entitled to all the benefits of and shall, as a condition of transfer, agree to be bound by the provisions of this Agreement.

               c. Any notice required to be given to or by the Recipient or any Permitted Transferee need only be given to or by the Recipient, and all actions taken by the Recipient in connection with this Agreement shall be effective and binding on all such Permitted Transferees as if made by them respectively.

          12. Termination of Rights. Unless earlier terminated as otherwise provided in this Agreement, Couphar's rights under this Agreement shall terminate upon the earliest of:

               a.   Such time as the number of shares of Registrable
Stock outstanding is less than Two Hundred and Fifty Thousand (250,000)
(such number to be adjusted for stock splits and similar events in the manner set forth in the provisions of the Exchangeable Shares); provided, however, that such number shall be increased by the number of shares for which registration therefor had been previously requested pursuant to Section 3 or 4 herein but for which registration was denied due to marketing factors pursuant to Section 3(d)(iii)(D) or Section 4 herein;

               b. Such time as Cascade is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act as a result of a sale, merger, exchange agreement, stock repurchase, recapitalization or other transaction or transactions in which Couphar had the opportunity to participate on a pro rata basis or more favorable basis as Cascade's other holders of Common Stock, as if the Exchangeable Shares had been exchanged for Common Stock;

               c. The second (2nd) annual anniversary date of the date of Harrison's death; or

               d. The tenth (10th) annual anniversary date of the date of execution of this Agreement.

          13.  Miscellaneous.

               a. No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities that would materially adversely affect the rights granted to Couphar in this Agreement. Except as otherwise disclosed to the Recipient in writing prior to the date of execution of this Agreement, the Company has not previously entered into any agreement with respect to any of its securities granting any registration rights to any Person, other than agreements which by reason of lapse of time do not require the Company as a practical matter to register any securities for any Person.

               b. Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               c. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Oregon applicable to contracts made and to be performed wholly within that state, without regard to the conflict of law rules thereof.

               d. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

               e. Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be delivered in person or by facsimile or by air courier guaranteeing no later than second (2nd) business day delivery, directed (i) to the Company at the address set forth above (with a copy, which shall not constitute notice, to Newcomb, Sabin, Schwartz & Landsverk, 111 S.W. Fifth Avenue, Portland, Oregon 97204, facsimile number
(503) 228-5472, attention: Jack B. Schwartz, Esq.), or (ii) to Couphar at the address of the Recipient as set forth above (with a copy, which shall not constitute notice, to Aird & Berlis, BCE Place, Suite 1800, P.O. Box 754, 181 Bay Street, Toronto, Ontario, Canada M5J 2T9, facsimile number (416) 863-1515, attention: J. Philip Dawson, Esq.), as applicable. Any party may change its address for notice by giving ten (10) days advance written notice to the other parties. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received if sent by overnight courier service with receipt acknowledged, or on the date of confirmed delivery if sent by facsimile; provided, however, that in each such case, if said date is not a business day in the jurisdiction of receipt, then the next immediately following business day. No party shall be required to provide more than one
(1) notice to the other party with respect to any action or event for which notice is required or permitted.

               f. Entire Agreement. This Agreement is intended by the parties as a final, complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               g. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless executed in writing by both the Company and Couphar.

               h. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of Couphar shall be enforceable to the fullest extent permitted by law.

               i. Headings. The headings in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

               j. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Recipient and the Company as of the date below written.


RECIPIENT:                           COMPANY:

COUPHAR LTD.                         CASCADE CORPORATION



By: /s/ W.J. Harrison                By:  /s/ Robert C. Warren Jr.


Name:  W.J. Harrison                 Name:  Robert C. Warren Jr.


Title:  President                    Title:  President


Date:  March 11/97                Date:  March 11, 1997